Exhibit 99

American Physicians Capital, Inc. Reports First Quarter 2010 Results

EAST LANSING, Mich.--(BUSINESS WIRE)--April 29, 2010--American Physicians Capital, Inc. (APCapital) (NASDAQ:ACAP) today announced net income of $9.0 million or $.90 per diluted common share for the first quarter of 2010. This compares to net income of $10.1 million, or $.85 per share for the first quarter of 2009. The 2010 first quarter net income represents an annualized return on beginning GAAP equity of 15.1%. At March 31, 2010, APCapital’s book value per share was $24.39 based on 9,600,387 shares outstanding, an increase of 2.8% from $23.74 at December 31, 2009.

“We continue to generate strong operating results despite the challenges of a soft market,” said President and Chief Executive Officer R. Kevin Clinton. “We were able to retain 88% of our business in the first quarter.”

“New premium growth at adequate rates remains difficult. Therefore we continue to focus on effective capital management through our share repurchases and dividend program,” added Clinton.

Consolidated Income Statement
(Dollars in thousands)
	Three Months Ended
	March 31,
	2010	2009

Direct Premiums Written	$ 27,296	$ 30,121

Net Premiums Written	$ 26,035	$ 28,720

Net Premiums Earned	$ 26,695	$ 29,306
Incurred Loss and Loss Adjustment Expenses:
Current Accident Year Losses	21,913	23,836
Prior Year Losses	(8,121)	(8,224)
Total	13,792	15,612

Underwriting Expenses	6,627	7,132
Underwriting Income	6,276	6,562
Investment Income	6,366	8,190
Other Income (1)	575	223
Other Expenses	(838)	(972)
Pre-tax Income	12,379	14,003
Federal Income Taxes	3,428	3,916
Net Income	$ 8,951	$ 10,087

Loss Ratio:
Current Accident Year	82.1%	81.3%
Prior Year Development	-30.4%	-28.0%
Calendar Year	51.7%	53.3%

Underwriting Expense Ratio	24.8%	24.3%

Combined Ratio	76.5%	77.6%

(1) Includes realized gains and losses

Premiums

Direct premiums written were $27.3 million in the first quarter of 2010, down $2.8 million or 9.4% from the same period a year ago. The decline in direct premiums written was primarily the result of competitive pressures and lower rates due to continued favorable loss trends. We insured 8,681 physicians at March 31, 2010 down 1.6% from year end 2009.

Loss Trends

Loss and loss adjustment expenses decreased $1.8 million or 11.7% in the first quarter of 2010 as compared to the first quarter of 2009. This was primarily due to the decline in our premium volume and exposure base. The reported loss ratio showed a small decline from 53.3% in the first quarter of 2009 to 51.7% in 2010.

We continued to experience better than expected loss trends. As a result, we recognized $8.1 million of favorable loss reserve development in the first quarter of 2010, an amount very similar to the $8.2 million recognized in the first quarter of 2009. The current accident year loss ratio increased slightly due to recent premium rate decreases.

As we reported last quarter, our reported claim frequency appears to have leveled-off, but remains at historically low levels. There were 296 new claims reported in the first quarter of 2010, compared to 244 reported in the first quarter of 2009. Our open claim count stands at 1,372 at March 31, 2010 and our average case reserve per open claim increased from $183,100 at December 31, 2009 to $184,400 for the first quarter of 2010. There is a great deal of uncertainty inherent in the estimation of medical professional liability loss reserves, and as a result, we remain committed to careful reserving practices.

Expenses

The underwriting expense ratio increased in the first quarter of 2010 to 24.8% from 24.3% in the first quarter of 2009. This increase was due to a smaller base of net premiums earned to cover our fixed underwriting costs as well as a small increase in commission rates. The amortization of our new policy and claims information system added approximately $250,000 to our underwriting expense in the first quarter of 2010.

Investments

Investment income was $6.4 million in the first quarter of 2010 down over 22% from the first quarter of 2009. For the quarter ended March 31, 2010, our gross investment yield was 3.24% compared to 3.98% the first quarter of 2009. The decline in yield is due primarily to the decline in the overall interest rate environment, especially short-term rates, and our increased allocation to cash and short-term securities and other invested assets, compared to 2009.

Balance Sheet and Equity Information

At March 31, 2010, APCapital’s total assets were $933.0 million, and total shareholders’ equity was $234.1 million. Shareholders’ equity was down $2.9 million in the first quarter of 2010 as our share repurchases and dividends exceeded net income for the quarter. However, our book value per share was up 2.8% in the first quarter of 2010, and we still write at a conservative net premiums written to statutory surplus ratio of .51 to one.

Capital Management

In the first quarter of 2010, APCapital repurchased 385,800 shares at an average cost of $29.37 per share. APCapital has the following outstanding share repurchase authorizations as of March 31, 2010:

	Type of		(In thousands)
Date Approved	Repurchase		Amount	Amount
By Board	Plan		Authorized	Remaining
December 3, 2009	Rule 10b5-1		$20,000	$15,107
February 7, 2008	Discretionary	(1)	$25,000	$15,697
			$45,000	$30,804

(1) All shares will be repurchased under management's discretion in the open market or in privately negotiated transactions during the Company's normal trading window.

The share repurchase program remains an integral part of APCapital’s capital management program. APCapital seeks to maintain an optimal but flexible level of capital during this softer market cycle.

In the first quarter of 2010, APCapital paid a cash dividend of $0.09 per share to shareholders on March 31, 2010. Today, APCapital’s Board of Directors declared a second quarter cash dividend of $0.09 per common share payable on June 30, 2010 to shareholders of record on June 15, 2010.

Stock Split

As previously announced, on June 23, 2009, the Company’s Board of Directors declared a four-for-three stock split of its common shares to shareholders of record on July 10, 2009. Shares resulting from the stock split were distributed to shareholders on July 31, 2009. All share and per share numbers disclosed in this press release have been adjusted to reflect this stock split.

Conference Call

APCapital will host a live conference call to discuss first quarter 2010 financial results on Friday, April 30, 2010 at 10:00 a.m. Eastern Time. Investors are invited to participate in our live call by dialing (877) 734-4587 or (720) 545-0050. A live webcast will also be available in a listen-only format on APCapital’s website, http://www.apcapital.com. An archived edition of the Webcast can be accessed by going to APCapital’s website and selecting “For Investors,” then “Webcasts.” For individuals unable to listen to the live conference call, a telephone replay will be available by dialing (800) 642-1687 or (706) 645-9291 and entering the conference ID code: 67789929. The replay will be available through 11:59 p.m. Eastern Time on May 7, 2010.

Corporate Description

American Physicians Capital, Inc. is a regional provider of medical professional liability insurance focused primarily in the Midwest and New Mexico markets through American Physicians Assurance Corporation and its other subsidiaries. Further information about the companies is available on the Internet at http://www.apcapital.com.

Forward-Looking Statements

Certain statements made by American Physicians Capital, Inc. in this release may constitute forward-looking statements within the meaning of the federal securities laws. When we discuss future operating results, plans, objectives, expectations and intentions, or use words such as “will,” “should,” “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements. These forward-looking statements represent our outlook only as of the date of this release. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive risks and uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the following:

  increased competition could adversely affect our ability to sell our products at premium rates we deem adequate, which may result in a decrease in premium volume, a decrease in our profitability, or both;
  our reserves for unpaid losses and loss adjustment expenses are based on estimates that may prove to be inadequate to cover our losses;
  market liquidity and volatility associated with the current financial crisis makes the fair values of our investments more difficult to estimate and may have other unforeseen consequences that we are currently unable to predict;
  an interruption or change in current marketing and agency relationships could reduce the amount of premium we are able to write;
  if we are unable to obtain or collect on ceded reinsurance, our results of operations and financial condition may be adversely affected;
  our geographic concentration in certain Midwestern states and New Mexico ties our performance to the business, economic, regulatory and legislative conditions in those states;

  a downgrade in the A.M. Best Company financial strength rating of our primary insurance subsidiary could reduce the amount of business we are able to write;
  changes in interest rates could adversely impact our results of operation, cash flows and financial condition;
  the unpredictability of court decisions could have a material adverse financial impact on our operations;
  our business could be adversely affected by the loss of one or more of our key employees;
  the insurance industry is subject to regulatory oversight that may impact the manner in which we operate our business, our ability to obtain future premium rate increases, the type and amount of our investments, the levels of capital and surplus deemed adequate to protect policyholder interests, or the ability of our insurance subsidiaries to pay dividends to the holding company;
  our status as an insurance holding company with no direct operations could adversely affect our ability to meet our debt obligations and fund future cash dividends and share repurchases;
  legislative or judicial changes in the tort system may have adverse or unintended consequences that could materially and adversely affect our results of operations and financial condition;
  applicable law and certain provisions in our articles and bylaws may prevent and discourage unsolicited attempts to acquire our Company that may be in the best interest of our shareholders or that might result in a substantial profit to our shareholders;
  any other factors listed or discussed in the reports filed by APCapital with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Other factors not currently anticipated by management may also materially and adversely affect our financial condition, liquidity or results of operations. APCapital does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Return on Equity

As a way of evaluating our capital management strategies we measure and monitor our return on equity, or ROE, in addition to our results of operations. We measure ROE as our net income for the period divided by our total shareholders’ equity as of the beginning of the period. Other companies sometimes calculate ROE by dividing annualized net income by an average of beginning and ending shareholders’ equity. Accordingly, the ROE percentage we provide may not be comparable with those provided by other companies. We also use a modified version of ROE as the basis for determining performance-based compensation.

Definition of Non-GAAP Financial Measures

APCapital uses operating income, a non-GAAP financial measure, to evaluate APCapital’s underwriting performance. Operating income differs from net income by excluding the after-tax effect of realized capital gains and (losses).

Although the investment of premiums to generate investment income and capital gains or (losses) is an integral part of an insurance company’s operations, APCapital’s decisions to realize capital gains or (losses) are independent of the insurance underwriting process. In addition, under applicable GAAP accounting requirements, losses may be recognized for accounting purposes as the result of other than temporary declines in the value of investment securities, without actual realization. APCapital believes that the level of realized gains and (losses) for any particular period is not indicative of the performance of our ongoing underlying insurance operations in a particular period. As a result, APCapital believes that providing operating income (loss) information makes it easier for users of APCapital’s financial information to evaluate the success of APCapital’s underlying insurance operations.

In addition to APCapital’s reported loss ratios, management also uses accident year loss ratios, a non-GAAP financial measure, to evaluate APCapital’s current underwriting performance. The accident year loss ratio excludes the effect of prior years’ loss reserve development. APCapital believes that this ratio is useful to investors as it focuses on the relationships between current premiums earned and losses incurred related to the current year. Although considerable variability is inherent in the estimates of losses incurred related to the current year, APCapital believes that the current estimates are reasonable.

Summary Financial Information
American Physicians Capital, Inc.

Balance Sheet Data	March 31,	December 31,
	2010	2009
	(In thousands, except per share data)
Assets:
Available-for-sale - bonds	$ 244,253	$ 205,073
Held-to-maturity - bonds	351,505	368,851
Other invested assets	57,456	53,303
Cash and cash equivalents	139,580	172,162
Cash and investments	792,794	799,389

Premiums receivable	26,653	29,662
Reinsurance recoverable	65,869	63,283
Deferred federal income taxes	16,649	17,328
Other assets	31,044	34,852
Total assets	$ 933,009	$ 944,514

Liabilities and Shareholders' Equity:
Unpaid losses and loss adjustment expenses	$ 601,496	$ 608,807
Unearned premiums	50,195	50,670
Long-term debt	25,928	25,928
Other liabilities	21,242	22,069
Total liabilities	698,861	707,474

Retained earnings	223,697	226,952
Accumulated other comprehensive income:
Net unrealized gains on investments,
net of deferred federal income taxes	10,451	10,088
Shareholders' equity	234,148	237,040

Total liabilities and shareholders' equity	$ 933,009	$ 944,514

Shares outstanding	9,600	9,986

Book value per share	$ 24.39	$ 23.74

Summary Financial Information
American Physicians Capital, Inc.

Income Statement
	Three Months Ended
	March 31,
	2010	2009

Direct premiums written	$ 27,296	$ 30,121

Net premiums written	$ 26,035	$ 28,720

Net premiums earned	$ 26,695	$ 29,306
Investment income	6,366	8,190
Net realized gains	326	-
Other income	249	223
Total revenues	33,636	37,719

Losses and loss adjustment expenses	13,792	15,612
Underwriting expenses	6,627	7,132
Other expenses	838	972
Total expenses	21,257	23,716

Income before income taxes	12,379	14,003
Federal income tax expense	3,428	3,916
Net income	$ 8,951	$ 10,087

Adjustments to reconcile net income to operating income:
Net income	$ 8,951	$ 10,087
Addback:
Net realized (gains), net of tax	(212)	-
Net operating income	$ 8,739	$ 10,087

Ratios:

Loss ratio (1)	51.7%	53.3%
Underwriting ratio (2)	24.8%	24.3%
Combined ratio (3)	76.5%	77.6%

Earnings per share data:

Net income
Basic	$ 0.91	$ 0.87
Diluted	$ 0.90	$ 0.85

Net operating income
Basic	$ 0.89	$ 0.87
Diluted	$ 0.88	$ 0.85

Basic weighted average shares outstanding	9,791	11,652
Diluted weighted average shares outstanding	9,925	11,854
(1)	The loss ratio is calculated by dividing incurred loss and loss adjustment expenses by net premiums earned.

(2)	The underwriting ratio is calculated by dividing underwriting expenses by net premiums earned.

(3)	The combined ratio is the sum of the loss and underwriting ratios.

Summary Financial Information
American Physicians Capital, Inc.

Selected Cash Flow Information
For the Three Months Ended
March 31,
	2010	2009
(In thousands)

Net cash from operating activities	$ 5,733	$ 14,291

Net cash (for) from investing activities	$ (26,110)	$ 15,265

Net cash for financing activities	$ (12,206)	$ (12,464)

Net (decrease) increase in cash and cash equivalents	$ (32,583)	$ 17,092

American Physicians Capital, Inc.
Supplemental Statistics
Medical Professional Liability

	Reported	Net Premium
Three Months Ended	Claim Count	Earned
		(In thousands)
March 31, 2010	296	$ 26,695
December 31, 2009	184	29,400
September 30, 2009	237	28,261
June 30, 2009	254	28,383
March 31, 2009	244	29,302
December 31, 2008	182	30,704
September 30, 2008	233	30,494
June 30, 2008	261	31,420
March 31, 2008	232	31,657
December 31, 2007	245	33,471
September 30, 2007	191	35,517
June 30, 2007	269	34,896
March 31, 2007	247	35,034

			Average Net
		Average Net	Paid Claim
	Open	Case Reserve	(Trailing Four
Three Months Ended	Claim Count	Per Open Claim	Quarter Average)

March 31, 2010	1,372	$ 184,400	$ 91,700
December 31, 2009	1,290	183,100	86,200
September 30, 2009	1,359	173,800	83,400
June 30, 2009	1,349	178,500	76,200
March 31, 2009	1,429	179,000	74,500
December 31, 2008 (1)	1,418	166,500	72,500
September 30, 2008	1,540	153,100	69,200
June 30, 2008	1,639	150,000	65,700
March 31, 2008	1,672	148,600	63,100
December 31, 2007	1,741	144,800	67,500
September 30, 2007	1,913	144,200	70,400
June 30, 2007	2,124	136,200	69,600
March 31, 2007	2,200	138,800	56,600

	Retention Ratio
	Three Months Ended	Year Ended	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Michigan	86%	89%	88%
Illinois	93%	90%	88%
Ohio	86%	87%	87%
New Mexico	88%	89%	91%
Total (all states)	88%	88%	88%

(1) Excludes the effect of approximately $16.6 million of negative paid losses resulting from the commutation of the Company's 2005 medical professional liability reinsurance treaty.

CONSOLIDATED FIXED-INCOME SECURITY AND
CASH AND CASH EQUIVALENTS PORTFOLIO
APCAPITAL, INC. AND SUBSIDIARIES
		Fair	Amortized	Par
CUSIP	Description	Value (1)	Cost	Value
AVAILABLE-FOR-SALE DEBT SECURITIES			(in thousands)
States And Political Subdivisions
709141-Q5-7	PENNSYLVANIA ST	9,870	9,275	9,000
196454-FL-1	CO DEPT TRANSN REV	7,524	6,871	6,575
95667Q-AN-6	WEST VA ST SCH BLDG AUTH REV	7,220	6,767	6,500
718814-XK-7	PHOENIX ARIZ	7,191	6,561	6,300
646135-2Y-8	NEW JERSEY ST TRANSN TR FD AUTH	7,152	6,744	6,500
646039-JA-6	NEW JERSEY ST	7,003	6,469	6,225
452151-7M-9	ILLINOIS ST CTFS	6,903	6,904	6,900
741701-VD-5	PRINCE GEORGES CNTY MD	6,858	6,247	6,000
167723-BD-6	CHICAGO ILL TRAN AUTH	6,635	6,296	6,000
928172-HL-2	VIRGINIA ST PUB BLDG AUTH	6,559	6,165	6,000
709141-Z7-3	PENNSYLVANIA ST	6,507	6,122	5,965
977056-8D-5	WISCONSIN ST	6,494	6,149	6,000
373383-N7-9	GEORGIA ST	5,993	5,718	5,485
186343-UR-8	CLEVELAND OHIO	5,772	5,320	5,050
391554-AP-7	GREATER ALBANY SCH DIST OR	5,691	5,203	5,000
592013-7M-2	METROPOLITAN GOVT NASHVILLE & DAV	5,653	5,184	5,000
527839-BY-9	LEWIS CNTY WASH PUB UTIL	5,453	5,145	5,000
419780-S5-1	HAWAII ST	5,450	5,131	5,000
594700-CA-2	MICHIGAN ST TRUNK LINE FD	5,411	5,141	5,000
181054-7U-5	CLARK CNTY NEV SCH DIST	5,403	5,128	5,000
79575D-LQ-1	SALT RIV PROJ ARIZ AGRIC IMPT	5,403	5,185	5,000
575827-3X-6	MASSACHUSETTS ST CONS LN-SER C	5,400	5,143	5,000
92817F-XF-8	VIRGINIA ST PUB SCH AUTH	5,341	5,131	5,000
452151-PZ-0	ILLINOIS ST	5,301	5,113	5,000
646065-WW-8	NEW JERSEY ST EDL FACS AUTH REV	5,144	5,150	4,585
940858-D7-5	WASHOE CNTY NEV SCH DIST	4,997	5,052	4,645
366119-UV-5	GARLAND TEX	4,695	4,732	4,265
37358M-CN-9	GEORGIA ST RD & TWY AUTH REV	4,417	4,466	4,000
917565-HC-0	UTAH TRAN AUTH SALES TAX REV	4,324	4,363	3,900
416848-NU-9	HARTLAND MICH CONS SCH DIST	3,693	3,691	3,675
972176-6H-9	WILSON CNTY TENN	3,397	3,243	3,075
972176-6J-5	WILSON CNTY TENN	3,263	3,155	3,005
49119G-BQ-1	KENTUCKY ASSET / LIABILITY COMMN	2,673	2,724	2,500
058508-BM-3	BALL ST UNIV IND UNIV REVS	1,973	2,014	1,850
665093-EF-3	NORTHERN COOK CNTY ILL SOLID WASTE	1,342	1,255	1,200
665093-EE-6	NORTHERN COOK CNTY ILL SOLID WASTE	1,334	1,252	1,200
172311-FS-6	CIN OH WTR SYS REV	1,138	1,164	1,070
969073-HN-8	WILL CNTY ILL CMNTY HIGH SCH	1,126	1,066	1,000
76218R-ED-6	RI CLEAN WTR FIN AGY REV	1,113	1,118	1,000
250092-F4-0	DES MOINES IOWA	1,088	1,028	1,000
677520-ZZ-4	OHIO ST	1,078	1,079	1,000
564266-LX-0	MANSFIELD MASS	557	557	550
615401-HU-3	MOON AREA SCH DIST PA	553	518	500
Subtotal States And Political Subdivisions		200,092	190,739	182,520

Corporate Securities
904764-AG-2	UNILEVER CAP CORP	6,746	6,552	6,500
210805-DP-9	CONTINENTAL AIRLS EETC	6,396	6,500	6,500
26353L-JB-8	DU PONT E I DE NEMOURS & CO	6,309	5,737	6,000
002824-AS-9	ABBOTT LABS	6,305	5,996	6,000
717081-CZ-4	PFIZER INC	5,300	4,995	5,000
456866-AK-8	INGERSOLL RAND CO	5,287	4,780	5,000
24713@-AA-4	DELOITTE & TOUCHE USA LLP	3,966	4,000	4,000
45072G-AA-0	I-PRETSL II COMBINATION	2,157	2,157	2,157
369604-AY-9	GENERAL ELEC CO	1,078	974	1,000
075887-AS-8	BECTON DICKINSON & CO	534	483	500
Subtotal Corporate Securities		44,078	42,174	42,657

Mortgage-Backed Securities
393505-XC-1	GREEN TREE FINANCIAL CORP	83	79	79
Subtotal Mortgage-Backed Securities		83	79	79

TOTAL AVAILABLE-FOR-SALE DEBT SECURITIES		$ 244,253	$ 232,992	$ 225,256

(1) = Available-for-sale debt securities are carried in the balance sheet at fair value.

CONSOLIDATED FIXED-INCOME SECURITY AND
CASH AND CASH EQUIVALENTS PORTFOLIO
APCAPITAL, INC. AND SUBSIDIARIES
		Fair	Amortized	Par
CUSIP	Description	Value	Cost (2)	Value
HELD-TO-MATURITY DEBT SECURITIES			(in thousands)
States And Political Subdivisions
64711R-BD-7	NM FIN AUTH ST TRANSN REV	7,498	7,172	6,805
677519-SC-5	OHIO ST	7,369	6,844	6,615
341150-QU-7	FLORIDA ST	7,148	6,785	6,500
29270C-HK-4	ENERGY N W WASH ELEC REV	7,314	6,782	6,500
576002-AS-8	MASSACHUSETTS ST SPL OBLIG	7,258	6,769	6,500
645916-WU-7	NEW JERSEY ECONOMIC DEV AUTH REV	7,076	6,737	6,500
93974A-NH-3	WA ST REF-VAR PURP-SER R-03-A	6,890	6,631	6,500
736742-MA-2	PORTLAND ORE SWR SYS REV	6,674	6,485	6,000
576000-AZ-6	MASSACHUSETTS ST SCH BLDG AUTH	6,523	6,266	6,000
928109-JY-4	VIRGINIA ST	6,833	6,251	6,000
455393-AM-0	INDIANAPOLIS IND THERMAL ENERGY	6,334	6,212	6,000
040654-KT-1	ARIZONA ST TRANSN BRD HWY REV	6,555	6,207	6,000
647310-G3-9	NEW MEXICO ST SEVERANCE TAX	6,182	6,025	6,000
20772F-JN-1	CONNECTICUT ST	6,405	5,983	5,730
246428-TE-6	DELAWARE TRANSN AUTH TRANSN SYS	5,841	5,859	5,445
837147-XX-0	SC ST PUB SVC AUTH REV REF-SER D	5,917	5,634	5,430
341426-PT-5	FLORIDA ST BRD OF ED PUB ED-SER J	5,846	5,521	5,290
167486-HS-1	CHICAGO ILL	5,599	5,485	4,960
472682-LZ-4	JEFFSN CNTY ALA SWR REV CAP IMPT	5,584	5,373	5,230
591745-F5-8	METROPOLITAN ATLANTA RAPID TRAN	5,493	5,330	5,040
478700-B2-2	JOHNSON CNTY KANS UNI SCH DIST	5,528	5,300	5,000
181324-MB-7	CLARK CNTY WASH SCH DIST NO 119	5,407	5,240	5,000
677519-3S-7	OHIO ST	5,670	5,192	5,000
262608-NQ-1	DU PAGE & WILL CNTYS ILL CMNTY SCH	5,548	5,191	5,000
576004-ED-3	MASSACHUSETTS ST SPL OBLIG REV	5,461	5,165	5,000
442436-2F-7	HSTN TEX WTR & SWR SYS	5,492	5,156	5,000
199820-QY-0	COMAL TEX INDPT SCH DIST	5,431	5,145	5,000
604128-3H-9	MINNESOTA ST	5,445	5,137	5,000
46613Q-AM-6	JEA FLA ST JOHNS RIV PWR PK SYS	5,296	5,111	5,000
40785E-MW-3	HAMILTON SOUTHEASTERN IND CONS SCH	5,117	5,011	4,725
517840-B2-9	LAS VEGAS VALLEY NEV WTR DIST	4,528	4,623	4,340
235416-ZU-1	DALLAS TEX WTRWKS & SWR SYS REV	5,012	4,599	4,455
385640-FG-7	GRAND IS NEB ELEC REV SYS	4,697	4,553	4,485
509228-EQ-1	LAKE CNTY ILL ADLAI E STEVENSON SCH	4,175	3,918	3,750
491552-PM-1	KENTUCKY ST TPK AUTH	3,796	3,629	3,500
442331-QC-1	HOUSTON TEX	3,594	3,608	3,300
040663-2J-4	ARIZONA ST UNIV REVS	3,622	3,399	3,220
927793-NT-2	RPAR HOLDINGS REF-US RT 58 CORRID	3,336	3,124	3,000
927793-NU-9	VIRGINIA COMWLTH TRANSN BRD	3,326	3,118	3,000
509228-ER-9	LAKE CNTY ILL ADLAI E STEVENSON SCH	3,102	2,908	2,795
040663-2K-1	ARIZONA ST UNIV REVS	2,938	2,779	2,645
259291-DD-1	DOUGLAS CNTY NEB SCH DIST NO 001	2,784	2,594	2,500
97705L-FZ-5	WISCONSIN ST	2,183	2,099	2,000
235416-A7-9	DALLAS TEX WTRWKS & SWR SYS REV	2,253	2,096	2,045
438670-FF-3	HONOLULU HAWAII CITY & CNTY	2,052	1,938	1,855
167486-HV-4	CHICAGO ILL	1,142	1,150	1,040
678519-FD-6	OKLAHOMA CITY OKLA	1,175	1,131	1,075
283734-KX-8	EL PASO TEX	1,121	1,126	1,035
946363-GH-5	WAYNE TWP IND MARION CNTY SCH BLD	1,086	1,098	1,000
345874-PH-8	FOREST LAKE MINN INDPT SCH DIST	1,078	1,052	1,000
463813-GW-9	IRVING TEX INDPT SCH DIST	1,107	1,050	1,000
659048-CN-0	NORTH DAVIESS IND SCH BLDG CORP	1,096	1,040	1,000
718814-UE-4	PHOENIX ARIZ	1,061	1,031	1,000
93974A-NL-4	WA ST REF-VAR PURP-SER R-03-A	1,061	1,016	1,000
452001-WT-3	ILL EDL AUTH REVS	801	766	750
181211-DJ-9	CLARK CNTY WASH SCH DIST NO 101	619	591	570
263417-GJ-0	DU PAGE CNTY ILL CMNTY HS	542	528	520
341535-PW-6	FLORIDA ST BRD ED PUB ED	556	522	500
517840-WW-0	LAS VEGAS VALLEY NEV WTR DIST	542	519	500
799098-DD-7	SAN MIGUEL CNTY COLO SCH DIST	547	518	500
442352-AH-3	HOUSTON TEX AREA WTR CORP	542	516	500
040654-JV-8	AZ ST TRANSN BRD HWY REV SER B	545	516	500
51166F-AD-1	LAKELAND FLA ENERGY SYS REV	533	513	500
54811B-EP-2	LOWER COLO RIV AUTH TEX	517	506	500
159195-MY-9	CHANNELVIEW TEX INDPT SCH DIST	507	483	475
655181-BJ-3	NOBLESVILLE-SOUTHEASTN PUB LIBR	501	477	460
Subtotal States And Political Subdivisions		252,811	241,133	231,085

Corporate Securities
74740F-GF-7	QUAKER OATS CO	6,498	6,258	6,000
134429-AM-1	CAMPBELL SOUP CO	6,324	6,113	6,000
41011W-AH-3	HANCOCK JOHN GLOBAL FDG	6,253	6,102	6,000
855707-AB-1	ST AUTO FINL CORP SR NT	5,988	6,039	6,000
035229-CD-3	ANHEUSER BUSCH	4,310	4,310	4,310
Subtotal Corporate Securities		29,373	28,822	28,310

CONSOLIDATED FIXED-INCOME SECURITY AND
CASH AND CASH EQUIVALENTS PORTFOLIO
APCAPITAL, INC. AND SUBSIDIARIES
		Fair	Amortized	Par
CUSIP	Description	Value	Cost (2)	Value
HELD-TO-MATURITY DEBT SECURITIES			(in thousands)
Mortgage-Backed Securities
31395L-VJ-7	FHLMC MULTICLASS PREASSIGN 00465	14,394	13,657	13,586
31394N-4U-9	FHLMC MULTICLASS SER 2713	12,927	12,700	12,661
31395K-CV-3	FHLMC MULTICLASS SER 2905	10,478	9,997	10,000
31394P-3P-6	FHLMC MULTICLASS SER 2740	10,092	9,961	9,937
31394K-AD-6	FHLMC MULTICLASS SER 2687	7,983	7,908	7,890
31394K-G6-5	FHLMC MULTICLASS SER 2693	5,709	5,683	5,676
31395K-PG-2	FHLMC MULTICLASS SER 2903	4,726	4,742	4,764
31393T-CP-9	FNMA REMIC TRUST 2003-92	2,494	2,566	2,587
31394G-H7-1	FHLMC REMIC SERIES 2649	2,527	2,420	2,567
31394Y-LZ-5	FHLMC MULTICLASS SER	2,326	2,354	2,369
31394W-HE-1	FHLMC MULTICLASS SER 2784	2,313	2,312	2,314
31393D-DS-7	FNMA REMIC TRUST 2003-58	1,980	1,894	1,933
31394W-HQ-4	FHLMC MULTICLASS SER 2784	1,651	1,604	1,603
31394M-A2-6	FHLMC MULTICLASS SER 2708	1,276	1,276	1,276
31394Y-NA-8	FHLMC MULTICLASS PREASSIGN	1,127	1,105	1,111
31394G-N8-2	FHLMC REMIC SERIES 2659	1,062	1,064	1,072
31395A-LR-4	FHLMC MULTICLASS SER 2807	203	203	202
31362J-E6-8	FNMA ARM #062257	55	54	54
36224V-H5-7	GNMA POOL #339652	34	33	31
36225A-ET-3	GNMA PLATINUM P/T 780146	9	9	8
31375A-G3-7	FNMA P/T 328818	6	6	6
31368H-US-0	FNMA ARM MEGA POOL #190593	2	2	2
Subtotal Mortgage-Backed Securities		83,374	81,550	81,649

TOTAL HELD-TO-MATURITY DEBT SECURITIES		$ 365,558	$ 351,505	$ 341,044

(2) Held-to-maturity debt securities are carried in the balance sheet at amortized cost.

CUSIP	Description		Cost
CASH & CASH EQUIVALENTS		(in thousands)
31846V-41-9	FIRST AMER TREAS OBLIG		825
665278-70-1	NORTHERN INSTL FDS GOVT SELECT		98,209
Subtotal Money Market Funds			99,034

313385-XP-6	FHLB DISCOUNT NOTES		14,994
313589-XP-3	FNMA DISCOUNT NOTES		14,994
6840C3-DE-0	ORACLE CORP		9,997
Subtotal Commercial Paper			39,985

	CERTIFICATE OF DEPOSIT		100
	ZERO BALANCE CASH SWEEP ACCOUNTS		460
Subtotal Cash and CDs			560
TOTAL CASH & CASH EQUIVALENTS			$ 139,580

CONTACT:
American Physicians Capital, Inc.
Ann Storberg, Investor Relations
(517) 324-6629